Exhibit 99.1

FOR IMMEDIATE RELEASE

               Corpfin Changes Name to JPC Capital Partners, Inc.

ATLANTA, GA, August 5, 2004 /PRNewswire-FirstCall/ -- Corpfin.com, Inc. (OTC Bulletin Board: CFNC - News), based in Atlanta, Georgia, announced today that effective immediately it has changed its name to JPC Capital Partners, Inc. The Company's ticker symbol has also been changed to JPCI.OB.

"The name change is the last step in the Company's transition out of its original web-based approach to investment banking," says John Canouse, CEO of JPC Capital Partners, Inc. "We are now focusing on a more traditional means to pair accredited or institutional investors with quality companies looking to raise capital. We will also continue to offer an array of other services to private and emerging public companies."


JPC Capital Partners, Inc. has been a licensed broker-dealer since its inception in 1999. It currently intends to devote its time and effort in arranging private placements and financings for public and private companies, as well as providing certain corporate finance functions, including business consulting and merger and acquisition services. For additional information, visit our website at www.corpfin.com or contact Tony Auffant at 678-366-4734.

JPC Capital Partners, Inc., member NASD/SIPC.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities; such offer may only be made by a prospectus after regulatory requirements are met. Nor shall there be any sale of any securities in any State in which such offer, solicitation or sale would be unlawful under the securities laws of any such State.

Statements in this press release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified in the Company's filings with the Securities and Exchange Commission, press releases and other public communications. In addition, nothing in the press release should be viewed as an update or comment on earlier forward-looking statements provided by JPC Capital Partners. As noted above, because actual results, performance or developments may differ materially from forward-looking statements, JPC Capital Partners will not update such statements over the course of future periods.


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Source:  JPC Capital Partners, Inc.